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                                                                      EXHIBIT 11
                 HEALTHDYNE TECHNOLOGIES, INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)




                                          Three Months Ended
                                                March 31,
                                          -------------------
                                              1996       1995
                                              ----       ----
  Primary

  Net earnings                              $ 1,777      1,547
                                            =======     ======

  Shares:
      Weighted average number of
        common shares outstanding            12,482     12,336
      Shares issuable from assumed
        exercise of options and warrants        468        114
                                            -------     ------

      Weighted average number of
        common shares and common
        share equivalents                    12,950     12,450
                                            =======     ======

  Net earnings per common share
   and common share equivalent              $   .14        .12
                                            =======     ======

  Fully Diluted

  Net earnings                              $ 1,777      1,547
                                            =======     ======

  Shares:
      Weighted average number of
        common shares outstanding as
        adjusted per primary
        computation above                    12,950     12,450

      Additional shares issuable from
        assumed exercise of options and
        warrants computed on a fully
        diluted basis                            61         25
                                            -------     ------

                                             13,011     12,475
                                            =======     ======

  Net earnings per common share
   and common share equivalent              $   .14        .12
                                            =======     ======




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